As filed with the Securities and Exchange Commission on July 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PANDION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	83-3015614 (I.R.S. Employer Identification Number)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 393-5925

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rahul Kakkar, M.D.

Chief Executive Officer

Pandion Therapeutics, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 393-5925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lia Der Marderosian Steven D. Singer Craig Hilts Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Robert E. Puopolo Seo Salimi Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-239500

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	575,000	$18.00	$10,350,000	$1,344

(1)	Includes 75,000 shares of common stock that the underwriters have the option to purchase.
(2)	Calculated in accordance with Rule 457(a) based on the initial public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Pandion Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-239500), which was declared effective by the Securities and Exchange Commission on July 16, 2020, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-239500) filed with the Securities and Exchange Commission on June 26, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 16th day of July, 2020.

PANDION THERAPEUTICS, INC.

By:	/s/ Rahul Kakkar
Rahul Kakkar, M.D.
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rahul Kakkar	Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2020
Rahul Kakkar, M.D.

/s/ Gregg Beloff	Interim Chief Financial Officer (Principal Financial Officer)	July 16, 2020
Gregg Beloff

/s/ Eric Larson	Vice President, Finance (Principal Accounting Officer)	July 16, 2020
Eric Larson

*	Chairman of the Board of Directors	July 16, 2020
Alan Crane

*	Director	July 16, 2020
Daniel Becker, M.D., Ph.D.

*	Director	July 16, 2020
Jill Carroll

*	Director	July 16, 2020
Donald Frail, Ph.D.

*	Director	July 16, 2020
Christopher Fuglesang, Ph.D.

*	Director	July 16, 2020
Mitchell Mutz, Ph.D.

*	Director	July 16, 2020
Carlo Rizzuto, Ph.D.

*	Director	July 16, 2020
Nancy Stagliano, Ph.D.

* By:	/s/ Vikas Goyal
Vikas Goyal
Attorney-in-fact